UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2006

SEROLOGICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26126	58-2142225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employee Identification No.)

5655 Spalding Drive, Norcross, GA		30092
(Address of Principal Executive Offices)		(Zip Code)

(678) 728-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

This Form 8-K is to describe certain compensation actions taken by the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Serologicals Corporation (the “Corporation”).

Executive Officer Compensation

At its meeting on March 6, 2006, the Committee took the following actions with respect to the compensation of the Corporation’s named executive officers (as defined in Regulation S-K item 402(a)(3)):

Named Executive Officer	2006 Salary(1)	2005 Bonus(2)

David A. Dodd President and Chief Executive Officer	$450,000	$280,000
Harold W. Ingalls Vice President, Finance and Chief Financial Officer	$322,500	$179,046
Jeffrey D. Linton President, Chemicon International	$265,400	$91,532
David L. Bellitt President, Celliance Corporation	$309,800	$175,200
Philip A. Theodore Vice President, General Counsel	$295,500	$164,640

(1)                                  Effective as of April 2006.

(2)                                  Payable March 15, 2006.

The Committee also increased the 2006 annual cash-bonus target for David A. Dodd, President and Chief Executive Officer, from 50% of base salary to 75% with an opportunity to increase the bonus target by 150% based upon performance.

Non-Employee Director Compensation

At its meeting held on March 6, 2006, the Committee amended the Corporation’s Non-employee Director Compensation Plan, requiring that the elections by non-employee directors to defer cash compensation into shares of the Corporation’s Common Stock must be made by December 31 of the year prior to the compensation being earned and it may not be revoked or changed to comply with Section 409A of the Internal Revenue Code.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(d)	Exhibits – None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEROLOGICALS CORPORATION

By:	/s/ HAROLD W. INGALLS
Name:	Harold W. Ingalls
Title:	Vice President of Finance and Chief Financial Officer

Date: March 8, 2006